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                               YES CLOTHING CO.
                        1380 WEST WASHINGTON BOULEVARD
                      LOS ANGELES, CALIFORNIA 90007-1233

As of June 6, 1996

Mr. Guy Anthome
1380 West Washington Boulevard
Los Angeles, California 90007-1233

Re:  Employment Agreement

Dear Mr. Anthome:

When executed by you ("Executive") and by a duly authorized representative of YES Clothing Co., a California corporation ("Company"), this will constitute the agreement between us in connection with your employment and set forth the terms and conditions thereof.

1.     Services.

1.1    Employment.

Company employs Executive during the Term (as hereinafter defined) to serve as Chairman of the Board of Directors and Chief Executive Officer of Company, and to render such other services ("Services") as Company may from time to time reasonably request which are consistent with the duties Executive is to perform and Executive's stature and experience. Executive has been appointed to the Board of Directors of Company and shall thereafter be included in management's slate of directors nominated for approval by Company's shareholders. The Services shall be generally performed in Los Angeles, California. In addition, the Services may be performed by Executive from time to time on a temporary travel basis at such other locations as Company shall reasonably request consistent with its reasonable business needs.

1.2    Reporting Requirements and Authority.

Executive shall report to the Board of Directors of Company or the Executive Committee thereof. Except for those officers and employees subject to election by the Board of Directors of Company, Executive shall have the authority to select and employ all staff necessary to conduct the business of Company and each of its subsidiaries and associated entities, and all such staff shall ultimately report to, and be subject to the control and direction of Executive.

1.3    Term/Exclusivity.

1.3.1 The Term of this Agreement shall commence and this Agreement shall become effective as of June 6, 1996, and shall continue for a period of five (5) years through and including June 6, 2001, unless extended or sooner terminated in accordance with the provisions hereof (the "Term").


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Guy Anthome
Employment Agreement
As of June 6, 1996
Page Two

1.3.2 The Services of Executive shall be exclusive to Company. Executive acknowledges that Executive's performance and services hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them peculiar value, the loss of which cannot be reasonably or adequately compensated in an action at law for damages.

1.4    Confidentiality

Executive acknowledges that the Services will, throughout the Term, bring Executive into close contact with many confidential affairs of Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. Executive further acknowledges that the business of Company is international in scope, that its products are marketed throughout the world, that Company competes with other organizations and individuals which are or could be located in any part of the world and that the nature of Executive's Services, position and expertise are such that he is capable of competing with Company from any location in the world. In recognition of the foregoing, Executive covenants and agrees to keep secret all material confidential matters of Company which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of Company, either during or after the Term, except with Company's express prior written consent and except for such minimum disclosure as is necessary in the performance of the Services and Executive's other duties during the Term.

1.5    Indemnification

Executive shall be entitled throughout the Term to the benefit of the indemnification provisions contained on the date hereof in the Bylaws of Company notwithstanding any future changes therein, to the extent permitted by applicable law at the time of the assertion of any liability against Executive, and to the most favorable indemnification provisions or agreements available to any other senior executive of Company.

2.     Compensation

As compensation and consideration for all Services provided by Executive during the Term pursuant to this Agreement, Company agrees to pay to Executive the compensation set forth below:

2.1    Fixed Annual Compensation

Executive shall initially receive Fixed Annual Compensation in the amount of One Hundred Fifty Thousand Dollars ($150,000.00). Any proposed modifications or adjustments (prospective and/or retroactive) to Fixed Annual Compensation shall be negotiated in good faith between Executive and


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Guy Anthome
Employment Agreement
As of June 6, 1996
Page Three

Company. In addition to Fixed Annual Compensation, Executive may also from time to time receive performance bonuses, the frequency, criteria and amounts therefor to be determined at the discretion of Company.

2.2    Stock Options

As an inducement to Executive, Company may from time to time offer and grant to Executive options to acquire shares of Company's common stock on terms and conditions to be determined by Company. Executive acknowledges and agrees that the grant of any such stock options is subject to approval by Company's shareholders.

2.3    Loans

As a further inducement to Executive, Executive shall be entitled, at his discretion, to borrow funds from Company (at a reasonable rate of interest) up to a maximum total amount of One Hundred Thousand Dollars ($100,000.00). Any such borrowed funds shall be repaid to Company and/or otherwise offset by compensation payable to Executive hereunder, not later than the expiration or sooner termination of this Agreement.

2.4    Additional Benefits

Executive shall be entitled to participate in any profit sharing, pension, health, vacation, insurance or other plans, benefits or policies available to the senior executive employees of Company and not duplicative of those provided herein on the terms determined by Company from time to time, and will be entitled to reimbursement of his reasonable and customary business expenses (including first class travel) incurred on behalf of Company ("Additional Benefits").

3.     Termination

Company or Executive shall have the right to terminate the Term at any time by written notice to the other to that effect. Should the Term be terminated by either party, Executive shall have no right to any further Fixed Annual Compensation from and after termination or to any Additional Benefits accruing for the fiscal year of termination or thereafter.

4.     General

4.1    Applicable Law Controls

Nothing contained in this agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between any provisions of this Agreement and any material


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Guy Anthome
Employment Agreement
As of June 6, 1996
Page Four

statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail; provided, however, that in any such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Fixed Annual Compensation or any other amount due Executive hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as practicable.

4.2    Waiver/Estoppel

Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled but only by an instrument in writing signed by the party to be charged. No estoppel may be raised against any party except to the extent the other party relies on an instrument in writing, signed by the party to be charged, specifically reciting that the other party may rely thereon. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

4.3    Notices

Any notice either party is required or may desire to give to the other hereunder shall be in writing and may be served by delivering it personally, or by sending it by mail (effective three (3) days after mailing) or overnight delivery of same (effective the next business day), or by facsimile (effective twelve (12) hours after confirmation), at the addresses set forth on page one hereof or such substitute addresses either party may from time to time designate by notice to the other party.

4.4    Governing Law

This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California.

4.5    Captions

The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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Guy Anthome
Employment Agreement
As of June 6, 1996
Page Five

4.6    No Joint Venture

Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or appoint any party the agent of any other party. No party shall hold itself out contrary to the terms of this paragraph
4.6 and, except as otherwise specifically provided herein, no party shall become liable for the representation, act or omission of any other party. This Agreement is not for the benefit of any third party who is not specifically referred to herein and shall not be deemed to give any right or remedy to any such third party.

4.7    Modification/Entire Agreement

This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all express or implied, prior or concurrent, parol agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this agreement, they have not relied and will not in any way rely upon any parol agreements.

Please confirm your agreement to the foregoing by signing below where indicated.

                                       Very truly yours,

                                       YES Clothing Co.


                                       /s/ Jeffrey P. Busse
                                       ---------------------------------
                                       Jeffrey P. Busse
                                       Chief Financial Officer


Agreed to and Accepted:


/s/ Guy Anthome
-------------------------
Guy Anthome